Exhibit 10.01
FIRST AMENDMENT TO LEASE
          This First Amendment to Lease (“First Amendment”) is made and entered into as of the 31st day of March, 2006, by and between KILROY REALTY, L.P., a Delaware limited partnership (“Landlord”), and INTUIT, INC., a Delaware corporation (“Tenant”).
R E C I T A L S:
          A.      Landlord and Tenant entered into that certain Office Lease dated March 28, 2005 (the “Lease”), whereby Landlord leased to Tenant and Tenant leased from Landlord approximately 364,538 rentable square feet of space comprising the entire rentable areas of “Building 1,” “Building 2” and “Building 3,” as those terms are defined in the Lease (collectively, the “Original Premises”), and located in that certain office project to be constructed by Landlord and more commonly known as “Santa Fe Summit” (the “Project”).
          B.      On October 31, 2005, Tenant exercised its B4 Expansion Right pursuant to Section 1.4 of the Lease to expand the Original Premises to include all of the approximately 101,062 rentable square feet of space comprising the entire rentable area of Building 4 (the “Building 4 Expansion Space”), to be constructed by Landlord in the Project, and in connection therewith and pursuant to the provisions of Section 1.4.4 of the Lease, Landlord and Tenant desire to document such exercise and correspondingly amend the Lease on such terms and conditions as hereinafter provided.
A G R E E M E N T
          NOW, THEREFORE, in consideration of the foregoing Recitals and the mutual covenants contained herein, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereby agree as follows.
          1.      Terms. All undefined terms when used herein shall have the same respective meanings as are given such terms in the Lease unless otherwise expressly provided in this First Amendment.
          2.      Building 4 Expansion Space. Effective as of the “B4 Commencement Date,” as that term is defined in Section 1.4.4 of the Lease (i.e., “eight (8) months following the date Landlord delivers the Building 4 Expansion Space to Tenant in a Ready for T/Is condition,” but which eight (8) month period and corresponding B4 Commencement Date remain subject to extension, pursuant to the terms and conditions of Section 5 of the Tenant Work Letter attached as Exhibit B to the Lease, for any “Landlord Caused Delay,” as that term is set forth in Section 5.1 of such Tenant Work Letter), Tenant shall lease from Landlord and Landlord shall lease to Tenant, the Building 4 Expansion Space. Consequently, effective upon the B4 Commencement Date, the “Premises,” as that term is defined in the Lease, shall consist of the Original Premises and the Building 4 Expansion Space, and shall, therefore, comprise all of the approximately 465,600 rentable square feet of space in the Project, the actual square footage of which shall be verified pursuant to the TCCs of Section 1.2 of the Lease. Landlord and Tenant

hereby acknowledge that (i) as Landlord hereby informs Tenant, Landlord’s currently anticipated delivery date for the Building 4 Expansion Space (in a Ready for T/Is condition) is March 2, 2007, and therefore it is currently anticipated by Landlord that the corresponding B4 Commencement Date will be November 2, 2007 (assuming no Landlord Caused Delays); provided, however, the parties acknowledge that in no event shall the recitation of such currently anticipated dates constitute an agreement to such dates or otherwise operate as an amendment to the TCCs of the Lease relating thereto, and (ii) the actual square footage of the Building 4 Expansion Space (as well as the Original Premises) shall remain subject to verification pursuant to the TCCs of Section 1.2 of the Lease.
          3.      B4 Expansion Term. The Term for the Building 4 Expansion Space shall commence upon the actual B4 Commencement Date, and shall expire coterminously with Tenant’s lease of the Original Premises on the Lease Expiration Date. The period of time commencing on the B4 Commencement Date and ending on the Lease Expiration Date shall be referred to herein as the “B4 Expansion Term.” Landlord shall, within thirty (30) days following the B4 Commencement Date, deliver to Tenant a notice (a “B4 Expansion Term Memorandum”) substantially in the form attached hereto as Exhibit A, setting forth the B4 Commencement Date and other applicable information set forth therein, and Tenant shall execute the B4 Expansion Term Memorandum and return the same to Landlord within ten (10) business days after receipt thereof (provided that if said B4 Expansion Term Memorandum is not factually correct, then Tenant shall make such changes as are necessary to make the B4 Expansion Term Memorandum factually correct and shall thereafter execute and return the same to Landlord within such ten (10) business day period).
          4.      Rent.
                   4.1      Base Rent. Commencing on the B4 Commencement Date, and continuing throughout the B4 Expansion Term, Tenant shall pay to Landlord annual Base Rent for the Building 4 Expansion Space (the “Building 4 Base Rent”) in an amount which shall be determined in accordance with that certain formula set forth in Section 1.4.2.1 of the Lease; provided, however, Landlord and Tenant hereby agree that the subject annual rate of return for purposes of such calculation as set forth in item (iii) in Section 1.4.2.1 of the Lease shall equal eight and 31/100 percent (8.31%) (i.e., the rate which is 375 basis points over the interest rate applicable to the ten (10) year treasury note as of October 31, 2005). Based upon Landlord’s then-existing estimate of the B4 Project Costs and resulting Building 4 Base Rent, Landlord shall, on or before the date which is sixty (60) days prior to the B4 Commencement Date, provide written notice to Tenant of the then-anticipated initial Building 4 Base Rent (the “Initial B4 Base Rent Estimate”). Subject to the immediately following sentence, Tenant shall initially pay to Landlord monthly installments of Initial B4 Base Rent Estimate as the B4 Base Rent initially due and owing pursuant to the terms of the Lease. Within ninety (90) days following the B4 Commencement Date, Landlord shall deliver to Tenant a notice (a “B4 Base Rent Memorandum ”) substantially in the form attached hereto as Exhibit B, setting forth the actual Building 4 Base Rent, which Tenant shall execute and return to Landlord within ten (10) business days after receipt thereof, and Landlord and Tenant shall, within thirty (30) days following the date Landlord delivers the B4 Base Rent Memorandum to Tenant, reconcile the amount that should have been paid by Tenant based on the actual Building 4 Base Rent with the amount actually paid by Tenant based on the Initial B4 Base Rent Estimate; provided, however, to the extent that Tenant audits Landlord’s determination of the B4 Project Costs pursuant to

Section 3.1.5 of the Lease, then Tenant shall not be required to execute and return to Landlord such B4 Base Rent Memorandum as set forth herein, but shall instead be required to execute and return to Landlord the revised B4 Base Rent Memorandum pursuant to the terms of Section 4.3 of this First Amendment, below.
                   4.2      Additional Rent. During the B4 Expansion Term, Tenant shall pay Tenant’s Share of Direct Expenses for the Building 4 Expansion Space in accordance with the terms of Article 4 of the Lease and this First Amendment. Notwithstanding anything to the contrary set forth in the Lease, as hereby amended, for purposes of calculating the amount of Tenant’s Share of Direct Expenses which Tenant shall pay in connection with the Building 4 Expansion Space, Tenant’s Share shall equal 100% of Building 4.
                   4.3      Tenant’s Audit of Landlord’s Project Costs. Tenant’s right to audit the Project Costs pursuant to the terms of Section 3.1.5 of the Lease shall apply to both the Project Costs and the B4 Project Costs and, in connection therewith, all references in such Section 3.1.5 to Project Costs shall be deemed to include such B4 Project Costs). Landlord and Tenant hereby acknowledge Tenant’s intent, pursuant to Section 3.1.5, to so elect to audit the Project Costs (including the B4 Project Costs). Accordingly, unless Tenant, at any time prior to the selection of the Project Costs Accountant, delivers written notice to Landlord stating that it will not elect to audit the Project Costs (including the B4 Project Costs), then during the ninety (90) day period following the last occurring Rent Commencement Date, Landlord and Tenant shall mutually and reasonably select the Project Costs Accountant. Landlord and Tenant hereby acknowledge and agree that the absence of such a written “no audit” notice from Tenant shall be deemed to constitute Tenant’s affirmative election to so audit the Project Costs (including the B4 Project Costs). Concurrently with Landlord’s delivery to Tenant of Landlord’s final determination of Project Costs (including the B4 Project Costs) pursuant to Section 3.1.5, Landlord shall deliver a copy of such final determination directly to the Project Costs Accountant. Thereafter, once the Project Costs (including the B4 Project Costs) are determined and final pursuant to the TCCs of the Lease, then Landlord shall deliver to Tenant a revised Base Rent Memorandum and B4 Base Rent Memorandum, as applicable, (or with respect to the initial Premises, a revised Base Rent Memorandum, as applicable), setting forth the final, corresponding Base Rent and Building 4 Base Rent, which Tenant shall execute and return to Landlord within ten (10) business days after receipt thereof (provided that to the extent the revised Base Rent Memorandum and/or B4 Base Rent Memorandum are not factually correct, then Tenant shall make such changes as are necessary to make such Base Rent Memorandum and/or B4 Base Rent Memorandum factually correct, as applicable, and shall thereafter execute and return the same to Landlord within such ten (10) business day period). Notwithstanding anything to the contrary set forth in the Lease or this First Amendment, following the mutual selection by Landlord and Tenant of the Project Costs Accountant, such Project Costs Accountant shall be afforded a period of sixty (60) days to complete such audit (the “Audit Period”), which Audit Period shall commence on the date Landlord delivers to the Project Costs Accountant Landlord’s final determination of Project Costs (including the B4 Project Costs); provided, however, throughout such Audit Period, and promptly following any request therefor, Landlord shall make available to the Project Costs Accountant for its review, all invoices, financial records and similar data and information substantiating Landlord’s determination of Project Costs (including the B4 Project Costs) to the extent the same is reasonably required by the Project Costs Accountant to complete such audit (e.g., excluding financial information and data which is, in Landlord’s reasonable judgment, either proprietary or legally privileged).

          5.      Improvements of the Building 4 Expansion Space. The Building 4 Expansion Space shall be initially improved with Tenant Improvements pursuant to the applicable terms of the Tenant Work Letter attached to the Lease; provided, however, with regard to the application of such Tenant Work Letter to the Building 4 Expansion Space, (A) references therein to the “Premises” or “initial Premises” shall instead refer to the Building 4 Expansion Space, (B) references therein to the “Tenant Improvement Allowance” shall mean an amount equal to the product of (i) $55.00, (ii) the number of rentable square feet of the Building 4 Expansion Space, and (iii) a fraction, the numerator of which shall be the number of days occurring during the B4 Expansion Term, and the denominator of which shall be 3,653 (i.e., the number of days during the ten (10) year initial Lease Term for the Original Premises), (C) notwithstanding anything to the contrary set forth in the first clause of Section 5.1 of the Tenant Work Letter, the B4 Commencement Date shall be determined in accordance with the TCCs of Section 2 of this First Amendment, and (D) as Landlord has, prior to the date of this First Amendment, completed Final Base Building Construction Documents with regard to the Base Building of Building 4, Landlord shall construct the Base Building of Building 4 in accordance therewith, and Sections 1.1 through 1.3 of the Tenant Work Letter which otherwise would have addressed the development and finalization of such Final Base Building Construction Documents, shall have no application with regard to such Building 4 Expansion Space.
          6.      Brokers. Landlord and Tenant hereby warrant to each other that they have had no dealings with any real estate broker or agent in connection with the negotiation of this First Amendment except The Staubach Company and Colliers International (the “Brokers”), and that they know of no other real estate broker or agent who is entitled to a commission in connection with this First Amendment. Each party agrees to indemnify and defend the other party against and hold the other party harmless from any and all claims, demands, losses, liabilities, lawsuits, judgments, and costs and expenses (including, without limitation, reasonable attorneys’ fees) with respect to any leasing commission or equivalent compensation alleged to be owing on account of the indemnifying party’s dealings with any real estate broker or agent other than the Brokers. The terms of this Section 6 shall survive the expiration or earlier termination of this First Amendment.
          7.      Deletions. Landlord and Tenant hereby acknowledge and agree that, as of the date of this First Amendment, Section 1.5 (Right of First Offer), Section 1.6 (Right of First Refusal), Section 2.2.3.1.2 (First Offer Space), and Section 2.2.3.1.3 (First Refusal Space) of the Lease, and Section 1.8 (Tenant Election to Delay Construction of Building 4) of the Tenant Work Letter , are each deleted in their entirety and shall be null and void and of no further force or effect.
          8.      No Further Modification. Except as specifically set forth in this First Amendment, all of the terms and provisions of the Lease shall remain unmodified and in full force and effect. In the event of any conflict between the terms and conditions of the Lease and the terms and conditions of this First Amendment, the terms and conditions of this First Amendment shall prevail.
[signature page immediately follows]

          IN WITNESS WHEREOF, Landlord and Tenant have caused this First Amendment to be executed on the day and date first above written.

“LANDLORD”: KILROY REALTY, L.P., a Delaware limited partnership
By:	Kilroy Realty Corporation,
a Maryland corporation,
General Partner

By:	/s/ Jeffrey C. Hawken
Jeffrey C. Hawken

Its:	Executive Vice President
Chief Operating Officer

By:	/s/ Nadine K. Kirk
Nadine K. Kirk

Its:	Vice President
Legal Administration

“TENANT”: INTUIT INC., a Delaware corporation
By:	/s/ Kiran Patel
Kiran Patel

Its:	Senior Vice President, CFO
Intuit Inc.

By:	/s/ Scott Beth
Scott Beth

Its:	VP, Procurement

EXHIBIT A
B4 COMMENCEMENT DATE MEMORANDUM

To:

Re:	Office Lease dated , 200 between , a (“Landlord”), and , a (“Tenant”) concerning Suite on floor(s) of the office building located at , , California.
Gentlemen:
            In accordance with the Office Lease (the “Lease”), we wish to advise you and/or confirm as follows:
1.	The “B4 Commencement Date,” as that term is defined in Section 1.4.4 of the Lease, shall occur on or has occurred on .

2.	If the B4 Commencement Date is other than the first day of the month, the first billing will contain a pro rata adjustment. Each billing thereafter, with the exception of the final billing, shall be for the full amount of the monthly installment as provided for in the Lease.

3.	Your rent checks should be made payable to at .

4.	The exact number of rentable square feet within the Building 4 Expansion Space is square feet.

5.	Tenant’s Share as adjusted based upon the exact number of rentable square feet within the Premises is 100%.

EXHIBIT A

“Landlord”:

,
a

By:

Its:

Agreed to and Accepted
as of                              , 200     .
“Tenant”:

a

By:

Its:

EXHIBIT A

EXHIBIT B
SANTA FE SUMMIT
B4 COMMENCEMENT DATE AND BASE RENT MEMORANDUM

To:

Re:	Office Lease dated , 200 between , a (“Landlord”), and , a (“Tenant”) concerning Suite on floor(s) of the office building located at , , California.
     Gentlemen:
          In accordance with the Office Lease (the “Lease”), we wish to advise you and/or confirm as follows:
1.	B4 Project Costs. The “B4 Project Costs,” as that term is defined in Section 1.4.2.2 of the Lease, have been determined by Landlord to equal $ .

2.	Ten (10) Year Treasury Interest Rate. 8.31%

3.	Base Rent. Based on the Project Costs set forth in paragraph 2, above, the annual Base Rent for the Building 4 Expansion Space shall be as follows.

Period During B4 Expansion Term	Annual Base Rent	Monthly Installment of Base Rent
	$	$
	$	$
	$	$
	$	$
	$	$
	$	$

$	$
$	$
$	$
$	$

4.	TIA Increase. Tenant elected to receive a “TIA Increase,” as that term is defined in Section 2.3 of the Tenant Work Letter, in an amount equal to $____________. Accordingly, the monthly amortization payment of such TIA Increase shall be equal to $____________.

“Landlord”:

,
a

By:

Its:

Agreed to and Accepted
as of                              , 200     .
“Tenant”:

a

By:

Its:

EXHIBIT B